UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 9, 2024

KORU MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Drive, Mahwah, NJ	07430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Set forth below are the voting results from the 2024 Annual Meeting of Shareholders held on May 9, 2024:

Total shares voted: 38,339,108

Proposal 1:  Election of Directors

The nominees for director set forth under “Nominees” below were elected to the Company’s board of directors.

	Number of Shares
Nominees	For	Withheld	Broker Non-Vote
R. John Fletcher	25,929,278	1,195,646	11,214,184
Robert A. Cascella	26,317,078	807,846	11,214,184
Donna French	26,864,903	260,021	11,214,184
Joseph M. Manko, Jr.	26,563,681	561,243	11,214,184
Shahriar (Shar) Matin	26,858,504	266,420	11,214,184
Linda Tharby	26,483,272	641,652	11,214,184
Edward Wholihan	26,459,489	665,435	11,214,184

Proposal 2:  Approval, on an advisory basis, of the compensation of the Company’s executive officers.

The Company’s shareholders, on an advisory basis, approved the compensation of the company’s executive officers.

	For	Against	Abstain	Broker Non-Vote
Number of Shares	26,409,104	541,923	173,897	11,214,184

Proposal 3:  Ratification of the appointment of independent registered accountants for the 2024 fiscal year.

The Company’s shareholders ratified the appointment of McGrail Merkel Quinn & Associates, P.C. as the company’s independent registered public accountants for the 2024 fiscal year.

	For	Against	Abstain
Number of Shares	38,261,457	11,517	66,134

Proposal 4:  Approval of the 2024 Omnibus Equity Incentive Plan.

The Company’s shareholders approved the adoption of the Company’s 2024 Omnibus Equity Incentive Plan.

	For	Against	Abstain
Number of Shares	26,146,895	814,966	163,063

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORU MEDICAL SYSTEMS, INC. (Registrant)

Date: May 14, 2024	By:	/s/ Thomas Adams
Thomas Adams Chief Financial Officer